Exhibit (a)(1)(g)

FORM OF INITIAL REMINDER E-MAIL TO ELIGIBLE EMPLOYEES

As outlined in an e-mail dated March 7, 2007 and in the documents with respect to which hyperlinks were provided in that e-mail, recently enacted Internal Revenue Code Section 409A imposes certain adverse tax consequences (including income tax at vesting, an additional 20% tax and interest charges) on stock options that were granted at a discount from fair market value (“discount options”) and which vest after December 31, 2004.

CNET has determined that certain of your stock options may be affected by Section 409A because they were or may have been granted at a discount from fair market value. CNET has offered you the opportunity to avoid the adverse tax consequences of Section 409A by amending certain stock options and making certain cash payments. Note that you must act by April 4, 2007 and accept the offer to avoid the adverse tax consequences of Section 409A. All of the details of CNET’s offer to you are included in the e-mail dated March 7, 2007. For more information on how to participate in the offer you may contact:

Darrell Hong
CNET Networks, Inc.
235 Second Street, San Francisco, CA 94105
Phone: (415) 344-2461

FORM OF ADDITIONAL REMINDER E-MAIL TO ELIGIBLE EMPLOYEES

As outlined in an e-mail dated March 7, 2007 and in the documents with respect to which hyperlinks were provided in that e-mail, recently enacted Internal Revenue Code Section 409A imposes certain adverse tax consequences (including income tax at vesting, an additional 20% tax and interest charges) on stock options that were granted at a discount from fair market value (“discount options”) and which vest after December 31, 2004.

CNET has determined that certain of your stock options may be affected by Section 409A because they were or may have been granted at a discount from fair market value. CNET has offered you the opportunity to avoid the adverse tax consequences of Section 409A by amending certain stock options and making certain cash payments. Note that you must act by April 4, 2007 and accept the offer to avoid the adverse tax consequences of Section 409A. All of the details of CNET’s offer to you are included in the e-mail dated March 7, 2007. For more information on how to participate in the offer you may contact:

Darrell Hong
CNET Networks, Inc.
235 Second Street, San Francisco, CA 94105
Phone: (415) 344-2461